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                                                                Exhibit 12(a)(3)


                           NOTICE OF REDEMPTION PERIOD

                                      UNDER

                         COMMON STOCK REDEMPTION RIGHTS

                                    ISSUED BY

                              THERMO FIBERGEN INC.

          PURSUANT TO WHICH COMMON STOCK WILL BE REDEEMED AT A PRICE OF

                                $12.75 PER SHARE

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THE REDEMPTION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
                  CITY TIME, ON SATURDAY, SEPTEMBER 30, 2000.

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                                                                 August 30, 2000

To Brokers, Dealers, Commercial Banks,
       Trust Companies and Other Nominees:

       The enclosed Tender Offer and Rule 13e-3 Transaction Statement on Schedule TO relates to the obligation of Thermo Fibergen Inc., a Delaware corporation (the "Company"), to redeem up to 4,715,000 shares of its Common Stock, par value $0.01 per share (the "Shares"), from surrendering holders of its Common Stock Redemption Rights (the "Redemption Rights"). The Company issued the Redemption Rights at the time of its initial public offering in 1996. Each Redemption Right entitles the holder to surrender, during the months of September 2000 and September 2001, one Redemption Right and one Share for a redemption price of $12.75 net to the surrendering holder in cash, without interest thereon, upon the terms and subject to the conditions set forth in the enclosed Tender Offer and Rule 13e-3 Transaction Statement and in the Redemption Right Certificate.

       Enclosed for your information, and for forwarding to your clients for whose accounts you hold Shares and Redemption Rights registered in your name or in the name of your nominees, are copies of the following documents:

       1.  The Schedule TO dated August 30, 2000.

       2. A form of letter that may be sent to your clients for whose accounts you hold Shares and Redemption Rights registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Redemption Rights.

       3. A return envelope addressed to American Stock Transfer & Trust Company, Thermo Fibergen's transfer agent.

       YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE REDEMPTION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SATURDAY, SEPTEMBER 30, 2000.

                                                Very truly yours,



                                                Thermo Fibergen Inc.


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       NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE
YOU OR ANY OTHER PERSON THE AGENT OF THERMO FIBERGEN INC. OR THE DEPOSITARY, OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE OFFER, OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.